UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2004

PROGRESS SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	033-41752	04-2746201

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Oak Park, Bedford, Massachusetts 01730
(Address of principal executive offices) (Zip Code)

(781) 280-4000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     On September 26, 2004 Progress Software Corporation (“Progress”), together with its wholly-owned subsidiary, PSI Acquisition Sub, Inc., a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Persistence Software, Inc., a Delaware corporation (“Persistence”). Progress will acquire Persistence in an all-cash transaction for approximately $16 million in the aggregate. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Persistence, the effect of which is to make Persistence a wholly-owned subsidiary of Progress. Current stockholders of Persistence will receive $5.70 in cash (subject to certain adjustments as provided in the Merger Agreement) in exchange for each share of common stock of Persistence. The closing of the merger remains subject to approval by the stockholders of Persistence and satisfaction of customary closing conditions. Neither Progress nor any of its affiliates has a material relationship with Persistence or any of its affiliates.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is filed as Exhibit 99.1 and is incorporated by reference. A copy of the joint press release issued by Progress and Persistence on September 27, 2004 announcing the Merger Agreement is filed as Exhibit 99.2 and is incorporated by reference.

     Concurrently with the execution of the Merger Agreement, all of the directors, certain officers and the largest stockholder of Persistence, holding approximately 28% of Persistence’s outstanding common stock in the aggregate, have entered into voting agreements with Persistence agreeing to vote in favor of the merger.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

99.1	Agreement and Plan of Merger by and among Progress Software Corporation, PSI Acquisition Sub., Inc. and Persistence Software, Inc. dated September 26, 2004

99.2	Press Release, dated September 27, 2004, entitled “Progress Software Corporation to Acquire Persistence Software to Accelerate Growth of ObjectStore Operating Company”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROGRESS SOFTWARE CORPORATION

	By:	/s/ Norman R. Robertson

Norman R. Robertson Senior Vice President, Finance and Administration and Chief Financial Officer

Date: September 27, 2004

Exhibit Index

Exhibit No.	Description
99.1	Agreement and Plan of Merger by and among Progress Software Corporation, PSI Acquisition Sub., Inc. and Persistence Software, Inc. dated September 26, 2004

99.2	Press Release, dated September 27, 2004, entitled “Progress Software Corporation to Acquire Persistence Software to Accelerate Growth of ObjectStore Operating Company”

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